Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 12, 2007

Draper Atlantic Venture Fund, L.P.
By:	Draper Atlantic Management Company, LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

Draper Atlantic Venture Fund II, L.P.
By:	Draper Atlantic Management Company LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

Draper Atlantic Opportunity Fund, L.P.
By:	Draper Atlantic Management Company, LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

Draper Atlantic Management Company, LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

/s/ Timothy C. Draper
Timothy C. Draper

/s/ John C. Backus
John C. Backus

/s/ James A. Lynch
James A. Lynch

/s/ Thanasis Delistathis
Thanasis Delistathis